                                                                    Exhibit 10.3

Note: Portions of this exhibit indicated by "[*]" are subject to a confidential treatment request, and have been omitted from this exhibit. Complete, unredacted copies of this exhibit have been filed with the Securities and Exchange Commission as part of this Company's confidential treatment request.


                     CONTRACT FOR THE ENGINEERING, PROJECT
                 MANAGEMENT, FACTORY INSPECTION, TRAINING AND
                     TECHNICAL ASSISTANCE SERVICES FOR THE
                   ESTABLISHMENT OF A WIRELESS ACCESS SYSTEM



                        AZ COMMUNICATIONS NETWORK, INC.



                                    - and -



                        AIRSPAN COMMUNICATIONS LIMITED



                               October 25, 1999


                            CONTRACT NO. CN99-002/S

                               TABLE OF CONTENTS


                    SECTION 1      DEFINITIONS

                    SECTION 2      SCOPE OF THE CONTRACT

                    SECTION 3      SERVICES TO BE RENDERED BY ACL

                    SECTION 4      SERVICES TO BE RENDERED BY AZCOM

                    SECTION 5      PRICE

                    SECTION 6      TERMS OF PAYMENT

                    SECTION 7      SCHEDULE

                    SECTION 8      ACCEPTANCE

                    SECTION 9      CONFIDENTIALITY AND USE
                                   OF INFORMATION

                    SECTION 10     LIQUIDATED DAMAGES

                    SECTION 11     LIMITATION OF LIABILITY

                    SECTION 12     FORCE MAJEURE

                    SECTION 13     CHANGES

                    SECTION 14     APPLICABLE DOCUMENTS

                    SECTION 15     ORDER OF PRECEDENCE

                    SECTION 16     SEVERABILITY

                    SECTION 17     SUCCESSION AND ASSIGNMENT

                    SECTION 18     TERMINATION

                    SECTION 19     ARBITRATION

                    SECTION 20     INTERPRETATION

                    SECTION 21     ADDRESSES

                    SECTION 22     EXECUTION IN COUNTERPARTS

                    SECTION 23     EFFECTIVITY OF THE CONTRACT

                                      ***

This Contract For The Engineering, Project Management, Factory Inspection, Training and Technical Assistance Services For The Establishment of a Wireless Access System is entered into this 25/th/ day of October 1999 between the following parties:


     AZ COMMUNICATIONS NETWORK, INCORPORATED, a corporation organized and existing under the laws of the Republic of the Philippines and having its principal office in 8/th/ Floor DPC Place, 2322 Chino Roces Avenue, Makati
                         ------------------------------------------------------
     City, Philippines, represented in this act by its Director for Engineering,
     ------------------
     Felizardo P. dela Merced, and hereinafter referred to as "AZCOM";


                                   - a n d -


     AIRSPAN COMMUNICATIONS LIMITED, a corporation organized and existing under the laws of the United Kingdom and having its registered address at Cambridge House, Oxford Road, Uxbridge Middlesex, UB8, 1UN, United Kingdom,
     ---------------------------------------------------------------------------
     represented in this act by Henrik Smith-Petersen, Regional Sales Vice President, and hereinafter referred to as "ACL".


     (AZCOM and ACL may be individually referred to as a "Party" and collectively the "Parties")

WHEREAS, ACL has represented itself to be a qualified and reliable provider of services needed by AZCOM for the engineering, project management, factory inspection, training and technical assistance services, for the establishment of Wireless Access System Network and has offered to supply the same to AZCOM.

WHEREAS, AZCOM is the holder of a valid franchise issued by the Congress of the Republic of the Philippines and is duly authorized to provide telecommunications services throughout the Philippines.

WHEREAS, pursuant to its authority to provide telecommunications services, AZCOM has expressed its desire to acquire a wireless access system as contemplated by this Contract.

WHEREAS, AZCOM is interested in acquiring the said services offered by ACL for the said Project.

WHEREAS, ACL has agreed to provide, and AZCOM is willing to purchase the said services under such terms and conditions mutually agreeable to the Parties.


NOW, THEREFORE, for and in consideration of the foregoing, this Contract is entered into under the following terms and conditions:

1    DEFINITIONS
     -----------

     For purposes of this Contract, the following terms shall have the meanings indicated and the plural form of any term defined herein in the singular shall merely express the grammatical plural of that defined term:

     "Contract"                    refers to this Contract For The Engineering,
                                   Project Management, Factory Inspection,
                                   Training and Technical Assistance Services
                                   For The Establishment of a Wireless Access
                                   System together with its annexes and the other documents specifically considered its integral parts.

     "Acceptance Test Program"     refers to the series of steps to be taken in
                                   conducting the necessary tests and inspection of a System to verify its compliance with the Specifications, as determined by AZCOM.

     "Cell Site"                   refers to the area of coverage around a base
                                   station wherein it can provide reliable
                                   service in accordance with the
                                   Specifications.

     "Equipment"                   refers to the equipment i.e., Wireless Access
                                   System (WAS) Equipment, including base
                                   stations, subscriber terminals, RF and indoor units, antennas and feeders, and other related installation materials as described in Annex A, which ACL is required to deliver under this Contract, and to install, test and commission under the Services Contract.

     "System Acceptance"           refers to the issuance of a System Acceptance
                                   certificate by AZCOM after the completion of the System Acceptance Test to certify that the System installed by ACL fully complies with the Specifications.

     "System Acceptance Test"      refers to test conducted by AZCOM in
                                   accordance to an agreed Acceptance Test
                                   Program to determine if the System installed fully complies with the Specifications.

     "Network"                     refers to the complete point-to-point or
                                   point-to-multipoint configuration of the
                                   Equipment configured in accordance with the Specifications to provide the WAS; it shall be composed of multiple Systems.

     "Price" refers to the total price to be paid by AZCOM to ACL in consideration for the complete and faithful performance by ACL of its duties and responsibilities under this Contract.

     "Project"                     refers to the undertaking or activity subject
                                   of this Contract and the Services Contract.

     "Schedule"                    refers to the timetable describing the
                                   activities and the period within which to complete each and every System, the Network and the Project, as described in Annex B.

     "Supply Contract"             refers to Contract No. CN99-002 between AZCOM
                                   and ACL dated October 25, 1999, for the sale and purchase of equipment and ancillary facilities for the establishment of a wireless access system.

     "Spares" refers to the items or materials to be used as replacement or reserve for maintenance purposes of the Equipment during and after the Warranty Period, which shall likewise be subject to acceptance testing.

     "Specifications"              refers to the technical specifications of the
                                   Equipment as described in the Protocol (Annex
                                   B).

     "System" refers to a part or segment of the Network, which can be put into workable commercial operation. Each system shall be comprised of a base station, subscriber terminals, network management station, antennae, radio frequency amplifiers and other related equipment to complete point-to-point or point-to-multipoint connectivity under a single Cell Site.

     "Warranty Period"             refers to the period of time from System
                                   Acceptance up to 18 months thereafter. The
                                   Warranty Period shall be extended when the requirements of the performance monitoring as described in Annex B are not met.

     "Work" refers to all the services to be performed by ACL under the Contract.

2    SCOPE OF THE CONTRACT
     ---------------------

     2.1 ACL undertakes to provide the complete engineering, installation and commissioning, project management, factory inspection, training and technical assistance services and the other services stipulated in this Contract, and takes full responsibility of ensuring that the System shall comply in all respects with the Specifications.

     2.2 In consideration for the performance by ACL of its obligations under this Contract, AZCOM shall pay ACL the Price in accordance with the terms of payment described in Section 6 hereof.

3    SERVICES TO BE RENDERED BY ACL
     ------------------------------

     ACL shall perform the following services:

     3.1  Engineering Design

          3.1.1 ACL shall undertake the design and engineering of the complete network and other associated installation and erection materials to be established in accordance with the Specifications and shall assume full and overall responsibility over the System in regard to:

                 -    engineering and operational consistency

                 -    functional integration of the network

                 - operational and functional interconnection with AZCOM's frame relay network

          3.1.2 The design or engineering services shall include the following activities:

                 -    site survey

                 - preparation of plans, such as, installation drawings, system description, etc.

                 -    radio frequency planning and management

                 -    detailed engineering

          3.1.3 Prior to the installation of the Equipment, the detailed working plans shall be submitted by ACL to AZCOM, except for the first five (5) sites, one (1) week prior to the start of the installation for its comments or concurrence. Notwithstanding any comments made by AZCOM on the said plans, the responsibility of accomplishing the objectives of the Project shall remain with ACL.

     3.2  Installation and Commissioning

          3.2.4 ACL shall perform the installation work in accordance with the installation plan as agreed with AZCOM.

          3.2.5 ACL shall provide the necessary personnel with knowledge and skill in the installation of telecommunication equipment.

          3.2.6 ACL shall provide the installation and test personnel for the entire period of the Project in accordance with the agreed Schedule.

          3.2.7 The installation of the Equipment shall be undertaken in accordance with the installation documents, the appropriate Philippine government regulations, and the instructions of ACL. The comments or recommendations of AZCOM on the installation shall be taken into consideration by ACL as much as possible.

                         The installation shall include, but not be limited to the following.- Mechanical installation of the System

                         - Interconnection of the Equipment and internal cabling
                         - Interconnection of the Equipment to power supply and ground terminals
                         -    Interconnection to AZCOM's network
                         -    Termination to MDF/DDF

          3.2.8 The Equipment shall be tested after its installation. The quantity and type of measurement shall be agreed upon by the parties prior to the measuring activities and shall be stated in the Acceptance Test Program.

     3.3  Project Management

          3.3.1 ACL shall provide, during the entire period of the Project, the personnel who will coordinate with AZCOM in the performance of its planning, engineering, installation, testing and commissioning services.

          3.3.2 ACL shall arrange the time schedule of the performance of its services and inform AZCOM immediately of any changes in the said schedule. ACL shall coordinate with AZCOM on matters regarding shipment, availability of installation and testing personnel, tools, test equipment, vehicles and the on-time availability of the building and power supply equipment.

          3.3.3 ACL shall submit, except for the first five (5) sites, a weekly report of its accomplishments to AZCOM using a format to be agreed upon by the parties at least one (1) month before the start of the installation.

     3.4  Installation Planning

          3.4.1 ACL shall supply all the documents needed for the installation, testing and maintenance, and whatever information that may be essential for the proper installation of the Equipment. All the said documents shall be written in the English language.

          3.4.2 The documents to be provided by ACL for each station/switch location shall include, but not be limited to, the following:

                         -    Equipment layout plans
                         -    Floor layout plans
                         -    MDF/DDF and terminal block wiring plans
                         -    Network configuration plan
                         -    Power distribution plans
                         -    Cabling plans
                         -    Grounding plans
                         -    Installation instructions
                         -    Interface configuration

          3.4.3 ACL shall deliver the plans and drawings to AZCOM before the commencement of the installation work. A prerequisite for the installation planning is the punctual delivery of the building plans by AZCOM.

     3.5  Submission of Installation Documents

          ACL shall submit the installation documents to AZCOM for its comments or concurrence, except for the first five (5) sites, one (1) week prior to the start of the installation as stated in the installation schedule. Notwithstanding any comments made by AZCOM in the said plan, the responsibility of accomplishing the objectives of the Project shall remain with ACL.

     3.6  ACL's Personnel

          3.6.1 ACL shall provide sufficient and qualified manpower to carry out the Work within the period stated in Annex B.

          3.6.2 ACL shall replace any of its personnel whom AZCOM may consider undesirable.

          3.6.3 No employer-employee relationship shall exist between AZCOM and ACL's personnel, it being clearly understood that the said personnel are the employees of ACL.

     3.7  Tools and Test Equipment

          3.7.1 ACL shall make available the quantity and types of tools and test equipment needed for the testing and acceptance work to be done under this Contract. This excludes specialized tools and equipment required by AZCOM to perform Performance Monitoring.

          3.7.2 All the costs and expenses, including customs duties and re-export bond, which may be incurred in connection with the re-export of the tools and test equipment to their place of origin shall be for the account of ACL.

     3.8  Training Courses

          ACL shall provide training to AZCOM's personnel in accordance with Annex B.

     3.9  Technical Assistance

          ACL shall provide technical assistance service during the Warranty Period, as described in Annex B.

     3.10 Inland Transportation and Warehousing

          ACL shall bear the cost of warehousing, unloading, loading and transportation to the Job Site(s) of the Equipment as provided for under this Contract.

     3.11 Other Services

          ACL shall provide all the other services stipulated in this Contract.


4    SERVICES TO BE RENDERED BY AZCOM
     --------------------------------

     AZCOM shall provide the drawings of the equipment room which may be necessary for the installation design of the Equipment. AZCOM shall provide the technically-clarified design drawings of the equipment room of the buildings upon request by ACL. These drawings shall include the plans of the equipment rooms with data about positions for the Equipment as well as outlets for central main current grounding connection.

5    PRICE
     -----

     5.1 Subject to the compliance by ACL with the terms and conditions of this Contract, AZCOM shall pay ACL the following:

          The sum of [*] as full and complete payment of the Work. The breakdown of the Price shall be in accordance with Annex A and summarized as follows:

                                                           PRICE
                                                           (US$)

5.1.1    Engineering                                               [*]

5.1.2    Installation and Commissioning                            [*]

5.1.3    Project Management                                        [*]

5.1.4    Inland Transportation and Warehousing                     [*]

5.1.5    Factory Inspection/Training                               [*]

5.1.6    Technical Assistance                                      [*]
                                                     -----------------
                                      TOTAL                        [*]

5.2  The Price shall be firm up to the completion of the Project.

5.3 The Price covers all taxes, customs duties, license fees, and other charges which may be imposed on foreign services by authorities other than the government of the Republic of the Philippines. All taxes, fees and other charges which may be levied in the Philippines in connection with or incidental to this Contract shall be for the account of AZCOM.

5.4 In the event the full amounts provided for the cost of the Work are not utilized or in case of termination of this Contract under Section 19 hereof, ACL shall return the proportionate amount representing the value of Work which were not utilized in a manner to be described in a separate letter by AZCOM.



[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6    TERMS OF PAYMENT
     ----------------

     6.1 Subject to the rules and regulations of the Bangko Sentral ng Pilipinas, AZCOM shall pay the Price in accordance with the following schedule:

          6.1.1  For Engineering Services

                 6.1.1.1 The downpayment, which is equivalent to fifteen percent (15%) of the full value of engineering services shall be paid by AZCOM within thirty (30) calendar days from the signing of this Contract and upon receipt of complete and correct invoice.

                 6.1.1.2 Subject to the rules and regulations of the Bangko Sentral ng Pilipinas, AZCOM shall pay ACL the Price from the proceeds of the financing agreement/s to be concluded by AZCOM, with the assistance of ACL, with international credit institutions to defray the cost of the Project. AZCOM shall pay the Price in accordance with the following schedule.

                          The balance, or eighty five percent (85%) of the value of the said services, shall be paid in eight (8) equal monthly installments, the first payment of which shall be due thirty (30) calendar days after the payment of the downpayment, and upon receipt of complete and correct invoice.

          6.1.2  For Installation and Commissioning Services

                 6.1.2.1 The downpayment, which is equivalent to fifteen percent (15%) of the value of the installation, testing and commissioning services, shall be paid by AZCOM within thirty (30) calendar days from the signing of this Contract and upon receipt of complete and correct invoice.

                 6.1.2.2 Subject to the rules and regulations of the Bangko Sentral ng Pilipinas, AZCOM shall pay ACL the Price by means of a telegraphic transfer in accordance with the following schedule:

                          (a) Seventy five percent (75%) of the value of the said services for each System shall be paid within thirty (30) calendar days from the time ACL informs AZCOM in writing that a System is ready for System Acceptance Test and upon receipt of complete and correct invoice.

                          (b) The balance, or ten percent (10%) of the value of the said services, shall be paid within thirty
                               (30) calendar days from the issuance of the System acceptance certificate of the last System and upon receipt of complete and correct invoice.

                         For purposes of determining the value of the installation for each System, the following formula shall be used :

                              A     =   (B/C) * D

                              where :

                              A     =   amount for installation, testing,
                                        commissioning and engineering services
                                        for each System

                              B     =   C/20

                              C     =   total Equipment amount for all Systems

                              D     =   total amount for installation, testing,
                                        commissioning and engineering services

          6.1.3  For Project Management and Inland Transportation and
                 Warehousing

                 6.1.3.1 The downpayment, which is equivalent to fifteen percent (15%) of the full value of project management services, shall be paid by AZCOM within thirty (30) calendar days from the signing of this Contract and upon receipt of complete and correct invoice.

                 6.1.3.2 Subject to the rules and regulations of the Bangko Sentral ng Pilipinas, AZCOM shall pay ACL the Price from the proceeds of the financing agreement/s to be concluded by AZCOM, with the assistance of ACL, with international credit institutions to defray the cost of the Project. AZCOM shall pay the Price in accordance with the following schedule.

                          Seventy five percent (75%) of the full value of the said services shall be paid within eighteen (18) equal monthly installments, the first payment of which shall be due thirty (30) days from the payment of the downpayment, and receipt of complete and correct invoice provided, that if, after the tenth (10th) installment, the percentage accomplishment in the installation is not commensurate to the progress billings for project management services already paid and provided that such non-accomplishment is ACL's responsibility. AZCOM shall have the right to suspend the payment of the project management services until after the work progress matches the billings. Thereafter the monthly billings shall take into account the actual percentage in work accomplishments.

                          The balance, or ten percent (10%) of the full value of the said services, shall be paid within thirty (30) calendar days from the issuance of the

                          System acceptance certificate of the last System and upon receipt of complete and correct invoice.

          6.1.4  For Training and Factory Inspection

                 Free of charge.

          6.1.5  For Emergency Technical Assistance

                 6.1.5.1 The downpayment, which is equivalent to fifteen percent (15%) of the value of the emergency technical assistance services, shall be paid by AZCOM within thirty (30) calendar days from the signing of this Contract and upon receipt of complete and correct invoice.

                 6.1.5.2 Subject to the rules and regulations of the Bangko Sentral ng Pilipinas, AZCOM shall pay ACL the Price from the proceeds of the financing agreement/s to be concluded by AZCOM, with the assistance of ACL, with international credit institutions to defray the cost of the Project. AZCOM shall pay the Price in accordance with the following schedule.

                          The balance, or eighty five percent (85%) of the value of the said services, shall be paid in twenty four
                          (24) equal monthly installments, the first payment of which shall be due thirty (30) calendar days from the payment of the downpayment and upon receipt of complete and correct invoice.

     6.2 AZCOM shall be responsible for securing all the required authorizations from the Bangko Sentral ng Pilipinas for the payments to be made under this Contract.

     6.3 ACL shall be responsible for the submission of all the required billings/invoices under this Contract.

     6.4 All bank charges, which may be incurred outside the Philippines on account of the above-mentioned payments, shall be borne by ACL.


7    SCHEDULE
     --------

     ACL acknowledges that time is of the essence in this Contract and therefore it shall undertake to complete the Work within the periods described in Annex B.


8    ACCEPTANCE
     ----------

     8.1 The Acceptance Test Program shall be prepared by ACL and submitted to AZCOM for its comments at least two (2) weeks before the conduct of the acceptance testing. AZCOM shall give its comments or signify its concurrence to the program within one (1) week from the date of its submission by ACL. The Acceptance Test Program shall not be implemented by ACL without the prior written approval of AZCOM.

     8.2  System Acceptance

          (a) A System shall be considered complete and ready for System Acceptance Test when all the items and components of the Equipment installed by ACL are in ACL's judgment, in working order.

          (b) ACL shall inform AZCOM in writing of the completion and readiness for System acceptance testing of a System at least two (2) weeks in advance of the scheduled testing.

          (c) The System Acceptance Test shall be conducted by AZCOM under the supervision of ACL within a period of seven (7) calendar days for each System. ACL shall immediately correct any defect for which it may be responsible. Upon successful System Acceptance Test, a system acceptance certificate shall be issued by AZCOM within two
               (2) weeks therefrom. In case the System is put into commercial operation by AZCOM before the System Acceptance without ACL's written approval, the System acceptance certificate shall be deemed to have been issued by AZCOM at the time of commencement of commercial operation.

          (d) The system acceptance certificate shall not be withheld because of minor defects which do not substantially affect the normal operation of the System as described in detail in Annex B.

     8.3  Performance Monitoring

          After the System Acceptance, the System concerned shall undergo performance monitoring in accordance with the pertinent provisions of Annex B. The performance monitoring shall continue until the System Acceptance. If, prior to the System Acceptance, the results of the performance monitoring show that the performance standards described in Annex B have not been met, ACL shall promptly undertake the necessary correction/s at no cost to AZCOM to bring the performance of the System to the agreed performance level.

          Consequently, the Warranty Period shall be extended by a period of time which corresponds to the length of time it took ACL to bring the System to the acceptable performance standards, as described in Annex B.


9    CONFIDENTIALITY AND USE OF INFORMATION
     --------------------------------------

     9.4 All business and technical information and data including all software provided by either Party and related documentation, in whatever form provided, recorded or unrecorded (hereinafter collectively referred to as "Information"), which the Parties may furnish or have furnished each other in anticipation of this Contract shall:

          (a)  be used solely for the purpose for which it was furnished;
          (b)  be treated in strictest confidence and protected;
          (c)  not be reproduced, except as necessary for its authorized use;
               and
          (d) if in tangible form, shall be returned together with all copies thereof, including the promotional materials, when demanded by either Party or no longer needed.

     9.5 The obligations of confidentiality and restricted use are not applicable to those portions of the Information that, free from any obligation to maintain confidential, were previously known to, or that fall into public knowledge without the fault of either Party, or which the Parties have agreed in writing need not be kept confidential.


10   LIQUIDATED DAMAGES
     ------------------

     10.1 AZCOM shall have the right to claim liquidated damages from ACL in case ACL fails to meet the scheduled date of System Acceptance of a System.

     10.2 In case of failure to meet the scheduled date of System Acceptance of a System, ACL shall pay AZCOM in United States Dollars, liquidated damages in an amount equivalent to 0.10% of the Price for each day of delay, Sundays and Holidays included.

     10.3 Where the right to claim liquidated damages exists, the liquidated damages payable shall not exceed eight percent (8%) of the price of the affected System. In addition, ACL must replace the affected System with a part of an equal or greater functionality

     10.4 In consideration of the aggressive schedule of the Project Implementation as shown in Annex B, ACL shall be allowed extra time to meet the schedule date of completion as follows:

          .  For the sites to be completed in November       : 60 days
          .  For the sites to be completed in December       : 60 days
          .  For the sites to be completed in January        : 30 days
          .  For the sites to be completed in February       : 15 days


          The above means that liquidated damages can only be claimed by AZCOM against ACL after the above extension time has likewise been exceeded.

     10.5 The claim of AZCOM for liquidated damages against ACL shall not prejudice the exercise of AZCOM of its other right and privileges under the contract.

     10.6 Any deferment on the part of AZCOM to remit the downpayment within ten
          (10) days of Contract signing shall allow ACL an extension equivalent to the number of days AZCOM has delayed in the remittance of the downpayment from the said ten (10) day period.

11   LIMITATION OF LIABILITY
     -----------------------

     The Parties shall be liable only for damages directly caused through their own fault or negligence.


12   FORCE MAJEURE
     -------------

     12.1 The Parties shall not be liable for the non-performance of any of its obligations under this Contract when such inability is due solely to an event of force majeure which (a) directly affects the performance of a Party's obligations under this Contract and (b) the occurrence of which event is not traceable to the fault or negligence of the said Party.

     12.2 The events of force majeure shall include, but not be limited to: (a) earthquakes, floods, typhoons, or epidemics; (b) war, rebellion, insurgency, riots, or invasion of the Philippines by another country;
          (c) strikes, lockouts, boycotts or other forms of work stoppage; and
          (d) government embargo, restriction, or commandeering of the vessel carrying the Equipment.

     12.3 In case an event of force majeure happens, the affected Party shall exert its best efforts to comply with its obligations under this Contract. If an event of force majeure prevents the carrying out of only a portion of the Project and that portion is not critical to the accomplishment of the Project as a whole, the affected Party shall continue to perform its obligations on the portion not affected by the event of force majeure.

     12.4 The Party invoking an event of force majeure must immediately notify in writing the other Party and specify which of its obligations it is prevented from complying with by the event of force majeure, and give an estimate of the period during which it is likely that it shall be prevented from complying with the said obligations. After the occurrence of the event of force majeure is proven, the Schedule and the performance bond may, after discussions in good faith, be amended by Contract of the Parties.

     12.5 The amendment of the Schedule pursuant to Section 12.4 shall not give ACL the right to seek or demand an adjustment or modification of the Price.


13   CHANGES
     -------

     13.1 Any request by AZCOM for a change in the Work or any part thereof shall be subject to the conformity of ACL. Such request shall be subject to later written confirmation by AZCOM. The additional cost and expenses which may arise on account of such changes, if any, shall be borne by AZCOM, and the date of completion of the Work may be extended by agreement of the parties.

     13.2 ACL may, with the consent of AZCOM, make minor adjustments in the Work as, in its sole discretion, may appear necessary for the proper accomplishment of its obligations under this Contract. The said adjustments shall be subject to the following conditions: (a) the general configuration, general characteristics and quality of the Work are maintained;

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

          (b) the Schedule is not changed or modified; (c) any additional costs or expenses which may arise as a consequence of such adjustments shall be for the account of ACL; and (d) such adjustments shall be reported in writing to AZCOM.

14.  APPLICABLE DOCUMENTS
     --------------------

     The following annexes shall, by this reference, form an integral part of this Contract:

     Annex A   -   Equipment List and Price Schedule

     Annex B   -   AZCOM-ACL Protocol dated October 25, 1999

     Annex C   -   Joint Order No. 1-91 (Comprehensive Import Supervision
                   Scheme)

15.  ORDER OF PRECEDENCE
     -------------------

     In case of any conflict in the interpretation of the terms and conditions of the various documents cited in this Contract, the order of precedence shall be: this Contract; Equipment List and Price Schedule (Annex A); Protocol (Annex B); Joint Order No. 1-91 (Annex C); and Supply Contract.


16   SEVERABILITY
     ------------

     If any part, term or provision of this Contract shall become invalid or unenforceable, the validity or enforceability of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed as if this Contract did not contain the particular invalid or unenforceable part, term or provision.


17   SUCCESSION AND ASSIGNMENT
     -------------------------

     17.1 This Contract shall be binding upon the successors and assigns of the Parties and shall not, except as otherwise provided in Section 18.2 hereof, be assigned in whole or in part by a Party without the prior written consent of the other party, and which consent shall not be unreasonably withheld.

     17.2 ACL may assign or sub-contract to its subsidiary or associated company in the Philippines or any other local entity its rights and obligations which ACL decides may be more appropriately performed by its subsidiary or associated company in the Philippines or other local entity. Before any such assignment or sub-contracting is entered into by ACL, it shall seek the comments of AZCOM on such intended course of action. However, AZCOM's comments shall not relieve or diminish ACL's obligations and responsibilities under this Contract. ACL shall continue to be responsible for the workmanship and quality of the work of the assignee or sub-contractee, including all acts of default or negligence of such assignee or sub-contractee, its employees or personnel, as if they were the acts of default or negligence of ACL. There is no employer-employee relationship between the employees of ACL and AZCOM and vice-versa.


18   TERMINATION
     -----------

     18.1 In case of default on the part of ACL:

          18.1.1 If ACL fails to comply with any of the terms and conditions of this Contract after proper written notice by AZCOM, AZCOM shall have the right to terminate this Contract thirty (30) days after a notice of termination has been served on ACL.

          18.1.2 In the event of such termination, AZCOM shall be entitled to retain and apply the balance, which may otherwise be due to ACL under this Contract to pay for the cost to complete the Project. If the said balance is not sufficient to cover the cost of the inoperative or non-functional Equipment or System, the additional cost needed to make the Equipment operative or functional shall be paid by ACL to AZCOM

     18.2 In case of default on the part of AZCOM:

          18.2.1 If AZCOM fails to comply with any of the terms and conditions of this Contract after proper written notice by ACL, ACL shall have the right to terminate this Contract thirty (30) days after a notice of termination has been served on AZCOM.

          18.2.2 In case of such termination, AZCOM shall pay ACL the value of the delivered Equipment and release the performance bond submitted by ACL.


19   ARBITRATION
     -----------

     19.1 In the event of any dispute or difference of opinion arising out of or relating to this Contract or breach thereof, the parties shall exert their best efforts to settle such dispute or difference amicably.

     19.2 If such dispute or difference is not amicably settled within sixty
          (60) calendar days from its occurrence, the matter shall be settled through arbitration by a panel of three (3) arbitrators, one to be named by each Party and the third arbitrator shall be chosen by the two earlier designated arbitrators. In case they fail to select a third arbitrator within fifteen (15) calendar days from the date they commenced the discussion of the said selection, the third arbitrator shall be appointed by the chairpersons of the National Bar Associations of the countries of the Parties. No one shall be nominated or act as an arbitrator who is in any way financially interested in this Contract or in the business affairs of any of the parties.

     19.3 If any Party is dissatisfied with the decision of the arbitrators, the Party concerned shall, within ten (10) calendar days from receipt of the decision, notify the arbitrators that it disputes the same and the matter shall thereupon be settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The arbitration proceedings shall be conducted in Geneva, Switzerland in the English Language. The resulting award shall be final and binding on the parties.


20   INTERPRETATION
     --------------

     20.1 The table of contents and headings of the sections are included for convenience of reference only. They shall not affect the construction and interpretation of any provision of this Contract. The word "hereof" is used in this Contract to refer to this Contract as a whole and not to any individual section or part of this Contract. Reference to sections are to sections of this Contract.

     20.2 To interpret the commercial terms and abbreviations used in this Contract, which have not been otherwise defined, the provisions of the latest issue of INCOTERMS shall be used. All the other terms and conditions of this Contract shall be interpreted in accordance with the laws of New York State, USA provided that nothing in this Section 20 shall be construed to authorize the amendment or modification of the annexes cited in Section 14 hereof.

     20.3 Any granting of time and other indulgence or waiver of obligation on the part of one party to the other shall be isolated or peculiar to that particular occasion or purpose and shall be without prejudice to future compliance with the terms and conditions of this Contract.


21   ADDRESSES
     ---------

     21.1 AZCOM and ACL specify their respective addresses as follows:

          For AZCOM:

          AZ COMMUNICATIONS NETWORK INCORPORATED
          8/F DPC Place, 2322 Chino Roces Avenue
          Makati City, Philippines

          Attention:  Felizardo P. dela Merced


          For ACL:

          AIRSPAN COMMUNICATIONS LIMITED
          Cambridge House, Oxford Road
          Uxbridge Middlesex, UB8 1UN UK

          Attention:  Henrik Smith-Petersen

     21.2 Any letter or notice sent to these addresses shall be considered delivered upon its actual receipt by the addressee. In the event any party changes its address, it shall notify the other party of the change of address in writing within five (5) calendar days from the date the change of address took effect.


22   EXECUTION IN COUNTERPARTS
     -------------------------

     This Contract may be executed in counterparts by both Parties and shall become effective upon receipt by either Party of a copy of this Contract duly executed by the other.


23   EFFECTIVITY OF THE CONTRACT
     ---------------------------

     This Contract shall become effective after it is signed by AZCOM and ACL.



IN WITNESS WHEREOF, the parties have affixed their signatures on the date and place first above written.



AZ COMMUNICATIONS                    AIRSPAN COMMUNICATIONS LIMITED
NETWORK INCORPORATED


By:                                  By:



_________________________             ______________________


                         Witnessed By:



_________________________             _____________________